UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

FORCEFIELD ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36133	20-8584329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

245 Park Avenue, 39th Floor New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

(212) 672-1786
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On February 19, 2014, ForceField Energy Inc. (the “Company”), through its wholly-owned subsidiary SunSi Energies Hong Kong Limited, entered into an Equity Transfer Agreement (the “Wendeng Agreement”) with Liu Dongqiang, a Chinese individual, to sell 60% of its equity interest of Wendeng He Xie Silicon Co. Ltd., a trichlorosilane (“TCS”) manufacturing company located in Wendeng, China (“Wendeng”).

Under the terms of the Wendeng Agreement, the Company paid $50,000 in cash consideration and sold its 60% equity interest in Wendeng to Mr. Liu Dongqiang, who is also the minority owner of Wendeng and, in exchange, received 1,462,097 shares of the Company’s common stock, valued at approximately $8.6 million based upon the closing market price on February 19, 2014 of $5.87.  The 1,462,097 shares of the Company’s common stock will be placed in treasury and will reduce the Company’s issued and outstanding share count from approximately 17.0 million shares to nearly 15.6 million shares.  In addition, pursuant to the Wendeng Agreement, Mr. Liu Dongqiang indemnified the Company from any present or future obligations or liabilities.

On February 19, 2014, the Company, through its wholly-owned subsidiary SunSi Energies Hong Kong Limited, also entered into an Equity Transfer Agreement (the “Baokai Agreement”) with Song Yihua, a Chinese individual, Zhou Shengli, a Chinese individual and Zhang Chengyi, a Chinese individual, to sell 90% of its equity interest of Zibo Baokai Commerce and Trade Co., Ltd., a TCS distribution company located in Zibo City, China (“Baokai”).

Under the terms of the Baokai Agreement, the Company sold its 90% interest in Baokai to Msrs. Song Yihua, Zhou Shengli and Zhang Chengyi, whom are the minority owners of Baokai.  In addition, pursuant to the Baokai Agreement, the Company paid $10,000 in cash consideration to Msrs. Song Yihua, Zhou Shengli and Zhang Chengyi to indemnify the Company from any present or future obligations or liabilities.

As a result of the Wendeng Agreement and Baokai Agreement, the Company discontinued it TCS manufacturing and distribution operating segments and will concentrate on the distribution and sale of its LED lighting products, smart electric meters, and modular waste heat conversion units.

Item 2.01.        Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On February 21, 2014, the Company issued a press release announcing the Wendeng and Baokai transactions, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

            (d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No .	Description

10.1	Equity Transfer Agreement with Regard to Wendeng He Xie Silicon Co., Ltd.
10.2	Equity Transfer Agreement with Regard to Zibo Baokai Commerce
99.1	Press Release dated February 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCEFIELD ENERGY, INC.

Date: February 21, 2014	By:	/s/ David Natan
Name: David Natan
Title: Chief Executive Officer